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                     LETTER TO CLIENTS OF BROKERS, DEALERS,
              COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
                             REGARDING THE OFFER BY

                        SCHRODER ASIAN GROWTH FUND, INC.

                     TO PURCHASE FOR CASH 3,500,000 OF ITS
                         ISSUED AND OUTSTANDING SHARES
                          AT NET ASSET VALUE PER SHARE

To Our Clients:

    Pursuant to your request, enclosed for your consideration are the Offer to Purchase dated February 19, 1997 of Schroder Asian Growth Fund, Inc. (the "Fund") and the related Letter of Transmittal pursuant to which the Fund is offering to purchase 3,500,000 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares") for cash at a price equal to their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on March 21, 1997, subject to the terms and conditions set forth in the Offer to Purchase dated February 19, 1997 and the related Letter of Transmittal (which together constitute the "Offer"). THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 20, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond March 20, 1997, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended.

    The purpose of the Offer is to fulfill an undertaking made in the Fund's prospectus, dated December 22, 1993 (the "Prospectus"). There the Fund stated that, in recognition of the possibility that the Fund's Shares might trade at a discount to NAV, the Board of Directors of the Fund determined that it would be in the best interests of shareholders of the Fund to take action to attempt to reduce or eliminate a market value discount from NAV.

    In the Prospectus, the Fund undertook to conduct an annual tender offer for Shares during the first calendar quarter of each year commencing in 1997 that the average of the closing prices of the Shares on the NYSE for the Fund's weekly valuation day in each week during a specified period (the "Measurement Period") represents a discount of 3% or more from the average NAV of the Fund as determined on the same days in the same period. The Measurement Period is required to be a 12-week consecutive period beginning in the fourth calendar quarter of a calendar year and ending in the immediately following first calendar quarter. On October 14, 1996, the Board of Directors fixed the Measurement Period for the Offer as the period beginning on November 11, 1996 and ending on January 31, 1997. The average trading price of the Shares on the valuation days during the Measurement Period was $12.115 per Share and the average NAV of the Fund on the same days was $13.607, representing a discount of 10.96%. Accordingly, the Fund is conducting the Offer, subject to the terms and conditions specified in the Offer to Purchase.

    Consistent with their fiduciary obligations, in addition to the Offer, the Board of Directors will continue to explore other means to reduce or eliminate the Fund's market value discount from NAV.

    The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.
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    Your attention is called to the following:

1. The purchase price is the NAV determined as of the close of the regular trading session of the NYSE on March 21, 1997, subject to the terms and conditions set forth in the Offer to Purchase dated February 19, 1997 and the related Letter of Transmittal. THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 20, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond March 20, 1997, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended.

2. The Offer is for 3,500,000 of the issued and outstanding Shares of the Fund and is not conditioned upon any minimum number of outstanding Shares being tendered, but is subject to certain conditions set forth in the Offer to Purchase. Under the conditions described in the Offer to Purchase, the Fund may terminate or amend the Offer or may postpone the acceptance for payment of, payment for or purchase of any Shares.

3. A shareholder wishing to accept the Offer must tender, or cause the tender of, all Shares actually or constructively owned by the shareholder, pursuant to Section 318 of the Internal Revenue Code of 1986, as amended, as of the date of purchase of Shares pursuant to the Offer. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318.

4. If more than 3,500,000 Shares are duly tendered prior to the expiration of the Offer, the Fund will purchase Shares from tendering shareholders in accordance with the terms and conditions specified in the Offer to Purchase pro rata in accordance with the number of Shares tendered by each shareholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares.

5. Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund pursuant to the Offer; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of shareholders. Shareholders are not required to pay a service charge to the Fund or the Depositary in connection with their tender of Shares.

    If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form on the reverse side hereof.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON MARCH 20, 1997, UNLESS EXTENDED.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. To the extent that the securities laws of any jurisdiction would require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                          Very truly yours,

                                          SCHRODER ASIAN GROWTH FUND, INC.

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                      INSTRUCTIONS REGARDING THE OFFER BY
                        SCHRODER ASIAN GROWTH FUND, INC.
          TO PURCHASE FOR CASH 3,500,000 OF ITS ISSUED AND OUTSTANDING
                      SHARES AT NET ASSET VALUE PER SHARE

    THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF SUCH FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF. THE DEPOSITARY MUST RECEIVE YOUR SHARES ON OR PRIOR TO MARCH 20, 1997.

    DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 19, 1997 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Schroder Asian Growth Fund, Inc. (the "Fund") to purchase 3,500,000 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares") at the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on March 21, 1997 (or, if the Offer is extended, on the new Expiration Date), on the terms and subject to the conditions of the Offer.

    The undersigned hereby instructs you to tender to the Fund all Shares that are held by you for the account of the undersigned, including all Shares held by you and all uncertificated Shares that may be held for the account of the undersigned by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan, upon the terms and subject to the conditions of the Offer.

    The undersigned hereby represents and warrants that: (i) the Shares which you are being instructed to tender hereby represent and will represent all Shares actually owned by the undersigned as of the date of purchase of Shares pursuant to the Offer, and all Shares constructively owned by the undersigned as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer; (ii) the undersigned has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the tender of such Shares complies with Rule 14e-4.

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Account Number:
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Tax Identification or
Social Security Number:
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Name(s) of Beneficial Owner(s):
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                                 (Please Print)

Address:

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Area Code and Telephone Number:

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                        (Signature of beneficial owner)

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               (Signature of additional beneficial owner, if any)

Date:
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